UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A
                                 CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 9, 1999


                                 C-COR.net Corp.
             (Exact name of Registrant as specified in its charter)

       Pennsylvania                     0-10726                  24-0811591
(State or other jurisdiction of     (Commission File          (I.R.S. Employer
incorporation or organization)       Number)                 Identification No.)

  60 Decibel Road, State College, Pennsylvania               16801
         (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code:            (814) 238-2461

                            C-COR Electronics, Inc.
         (Former name or former address, if changed since last report.)

This Form 8K/A amends the Current Report on Form 8-K dated July 9, 1999 and filed on July 26, 1999, to incorporate Item 7 - Financial Statements, Pro Forma Information and Exhibits.

Item 2.  Acquisition or Disposition of Assets

          On July 9, 1999, the Registrant consummated its acquisition of Convergence.com Corporation, a Georgia corporation ("Convergence"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of May 15, 1999, by and among the Registrant, Convergence and C-COR Acquisition Corp., a Georgia corporation and a wholly-owned subsidiary of the Registrant ("Acquisition Sub"). Pursuant to the Merger Agreement, Acquisition Sub was merged (the "Merger") with and into Convergence, with Convergence being the surviving entity as a wholly owned subsidiary of the Registrant. As consideration for the Merger, each outstanding share of common stock of Convergence was converted into one share of the Registrant's common stock for an aggregate of 1,433,323 shares of the Registrant's common stock. Each outstanding warrant to acquire Convergence common stock was converted into a warrant to acquire Registrant's common stock for an aggregate of warrants to acquire 366,930 shares of the Registrant's common stock. The nature and amount of consideration paid in connection with the Merger was determined based on arms length negotiations between the Registrant and Convergence. Prior to the Merger, the Registrant owned 148,426 shares of Convergence's Class A Senior Convertible Stock (which was canceled pursuant to the Merger Agreement), and the Registrant was the exclusive reseller of Convergence's services and products. In addition, David R. Ames and Terry L. Wright, each an officer, director, and shareholder of Convergence prior to the Merger, became officers of the Registrant upon consummation of the Merger. The foregoing summary of the Merger is qualified in its entirety by reference to the Merger Agreement which is Exhibit 2.1 to this report and incorporated herein by reference. The Merger is being accounted for under the pooling-of-interests method of accounting and treated as a tax-free reorganization. Effective on the date of the merger, the Registrant changed its name from C-COR Electronics, Inc. to C-COR.net Corp.

Item 7.  Financial Statements, Pro Forma Information and Exhibits

The following consolidated financial statements, pro forma financial information and exhibits are filed as part of this report.


(a) Consolidated Financial Statements of Convergence.com Corporation and Subsidiary

          1. Consolidated Financial Statements of Convergence.com Corporation and Subsidiary as of and for the years ended December 31, 1998, and December 31, 1997. (audited)

          2. Consolidated Balance Sheet (unaudited) as of March 31, 1999, and Consolidated Statements of Operations (unaudited) and Consolidated Statements of Cash Flows (unaudited) for the three months ended March 31, 1999 and March 31, 1998 of Convergence.com Corporation and Subsidiary.


(b)      Pro Forma Financial Information

          On July 9, 1999, the Registrant consummated its acquistion of Convergence.com Corporation, a Georgia Corportation ("Convergence"), pursuant to an Agreement and Plan of Merger dated as of May 15, 1999. Included below are Pro Forma Combined Condensed Financial Statements (unaudited) based on historical Consolidated Financial Statements of the Registrant and Convergence, giving effect to the Merger, as though it had been consummated on the date specified therein. These Pro Forma Combined Condensed Financial Statements (unaudited) are not necessarily indicative of the results of operations or financial position that actually would have occurred had the Merger been consummated on the date indicated or of future results of operation.

          1. Pro forma Combined Condensed Balance Sheet as of March 26, 1999 (unaudited) and Combined Condensed Statement of Operations for the nine months ended March 26, 1999 (unaudited)
          2. Pro forma Combined Condensed Statement of Operations for the fiscal year ended June 26, 1998 (unaudited)
          3. Pro forma Combined Condensed Statement of Operations for the fiscal year ended June 27, 1997 (unaudited)
          4. Pro forma Combined Condensed Statement of Operations for the fiscal year ended June 28, 1996 (unaudited)
          5. Notes to Pro Forma Combined Condensed Financial Statements (unaudited)


(c)      Exhibits.

     2.1 Agreement and Plan of Merger dated as of May 15, 1999 among C-COR Electronics, Inc., C-COR Acquisition Corp. and Convergence.com Corporation. (Incorporated by reference to the Registrant's 8-K filed on July 26, 1999.)

     23.1 Consent of KPMG LLP.

                                                      SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            C-COR.net Corp.
                         -----------------------------------
                                     (Registrant)


                            /s/ David A. Woodle
                            ----------------------------------------------
Date: August 2, 1999        By:      David A. Woodle
                            Title:   President and Chief Executive Officer

                   CONVERGENCE.COM CORPORATION AND SUBSIDIARY

                        Consolidated Financial Statements

                           December 31, 1998 and 1997

                    With Independent Auditors' Report Thereon

                  CONVERGENCE.COM CORPORATION AND SUBSIDIARY


                                Table of Contents




Independent Auditors' Report

Consolidated Balance Sheets

Consolidated Statements of Operations

Consolidated Statements of Stockholders' Equity (Deficit)

Consolidated Statements of Cash Flows

Notes to Consolidated Financial Statements

                          Independent Auditors' Report


The Board of Directors and Stockholders
Convergence.com Corporation:


We have audited the accompanying consolidated balance sheets of Convergence.com Corporation and subsidiary as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Convergence.com Corporation and subsidiary at December 31, 1998 and 1997, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

/s/ KPMG LLP
------------------
Atlanta, Georgia
May 28, 1999

                          CONVERGENCE.COM CORPORATION AND SUBSIDIARY
                                 Consolidated Balance Sheets
                                  December 31, 1998 and 1997

Assets                                                                              1998             1997
                                                                               ----------------  -------------
Current assets:
    Cash and cash equivalents                                              $       4,578,556         51,874
    Accounts receivable, net of allowance for doubtful
       accounts of $300,886 and $270,033 at
       December 31, 1998 and 1997, respectively                                      767,190        335,092
    Notes receivable, current                                                         54,473          9,588
    Other current assets                                                              18,614              -
                                                                               ----------------  -------------
                   Total current assets                                            5,418,833        396,554
                                                                               ----------------  -------------
Property and equipment:
    Computer equipment                                                               454,279        299,579
    Office equipment                                                                 466,793         25,787
    Furniture and fixtures                                                           212,108          4,782
    Leasehold improvements                                                           103,337              -
                                                                               ----------------  -------------
                                                                                   1,236,517        330,148
    Less accumulated depreciation and amortization                                  (364,891)       (86,272)
                                                                               ----------------  -------------
                   Net property and equipment                                        871,626        243,876
                                                                               ----------------  -------------
Notes receivable                                                                      11,246         20,219
Other assets                                                                         111,436        154,838
                                                                               ================  =============
                   Total assets                                            $       6,413,141        815,487
                                                                               ================  =============

                        Liabilities and Stockholders' Deficit
Current liabilities:

    Accounts payable                                                       $         598,387         19,572
    Accrued professional expenses                                                    210,000         32,106
    Accrued litigation settlement                                                    120,000              -
    Accrued stock-based compensation expense                                         247,641              -
    Current installments of obligations under capital leases                          21,903              -
    Other current liabilities                                                         14,917          2,216
                                                                               ----------------  -------------
                   Total current liabilities                                       1,212,848         53,894

Obligations under capital leases, excluding current installments                      87,159              -
                                                                               ----------------  -------------
                   Total liabilities                                               1,300,007         53,894

Series A redeemable convertible preferred stock, no par value; 500,000 shares authorized, 300,000 and 102,888 shares issued and outstanding at December 31, 1998 and 1997, respectively; stated at redemption value; aggregate liquidation preference of $9,000,000 at December 31,
    1998                                                                           3,102,382        979,230

Class A redeemable senior convertible stock, no par value; 504,850 shares authorized; 148,426 shares issued and outstanding; stated at redemption value; aggregate liquidation preference of $5,000,472 at December 31,
    1998                                                                           4,957,038              -

Stockholders' deficit:

    Common stock, no par value; 20,000,000 shares authorized;
       1,179,323 shares issued                                                           300            300
    Additional paid-in capital                                                       580,455        393,014
    Treasury stock, 46,000 shares at cost                                                (46)           (46)
    Accumulated deficit                                                           (3,526,995)      (610,905)
                                                                               ----------------  -------------
                   Total stockholders' deficit                                    (2,946,286)      (217,637)

Commitments and contingencies (notes 2, 5, and 6)
                                                                               ----------------  -------------
                   Total liabilities and stockholders' deficit              $      6,413,141        815,487
                                                                               ================  =============

                                   CONVERGENCE.COM CORPORATION AND SUBSIDIARY
                                     Consolidated Statements of Operations
                                     Years ended December 31, 1998 and 1997

                                                                                  1998                1997
                                                                             ----------------    ----------------
Revenues:
    Product sales                                                       $        1,994,130             693,045
    Internet service revenue                                                       438,877              94,594
    Consulting fees                                                                239,303             316,491
                                                                             ----------------    ----------------
                                                                                 2,672,310           1,104,130
                                                                             ----------------    ----------------
Costs and expenses:
    Cost of revenues                                                             2,211,672             708,456
    Selling expenses                                                               258,323             119,236
    General and administrative expenses                                          2,054,147             656,727
    Stock-based compensation expense                                               247,641                   -
    Litigation settlement                                                          120,000                   -
    Depreciation and amortization                                                  278,619              61,921
                                                                             ----------------    ----------------
                                                                                 5,170,402           1,546,340
                                                                             ----------------    ----------------
                   Loss from operations                                         (2,498,092)           (442,210)
Interest expense                                                                   (13,573)             (8,890)
Interest income                                                                     41,614               9,302
                                                                             ----------------    ----------------
                   Loss before income taxes                                     (2,470,051)           (441,798)
Income taxes                                                                             -                   -
                                                                             ----------------    ----------------
                   Net loss                                                     (2,470,051)           (441,798)
Accretion of discount on convertible stock                                        (446,039)            (48,190)
                                                                             ================    ================
                   Net loss attributable to common stock                $       (2,916,090)           (489,988)
                                                                             ================    ================

Net loss per common share - basic and diluted                           $            (2.57)              (0.43)
                                                                             ================    ================

Shares used in the calculation of net loss per common share -
    basic and diluted                                                            1,133,323           1,133,323
                                                                             ================    ================

See accompanying notes to consolidated financial statements.

                   CONVERGENCE.COM CORPORATION AND SUBSIDIARY
            Consolidated Statements of Stockholders' Equity (Deficit)
                     Years ended December 31, 1998 and 1997


                                                                                             Treasury
                                                      Common stock         Additional          stock
                                               -----------------------      paid-in     ------------------   Accumulated
                                                Shares         Amount       capital      Shares     Amount     deficit       Total
------------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1996                   1,179,323      $ 300       295,174        46,000      (46)   (120,917)       174,511
Warrants issued in connection with Series A
    convertible preferred stock                        -          -        97,840             -        -           -         97,840
Accretion of Series A convertible preferred
    stock to redemption value                          -          -             -             -        -     (48,190)       (48,190)
Net loss                                               -          -             -             -        -    (441,798)      (441,798)
                                             --------------   -------    -----------    -------- -------- -----------    -----------
Balance at December 31, 1997                   1,179,323        300       393,014        46,000      (46)   (610,905)      (217,637)

Warrants issued in connection with Series A
    convertible preferred stock                        -          -       187,441             -        -           -        187,441
Accretion of Series A convertible preferred
    stock to redemption value                          -          -             -             -        -    (439,473)      (439,473)
Accretion of Class A senior convertible
    stock to redemption value                          -          -             -             -        -      (6,566)        (6,566)
Net loss                                               -          -             -             -        -  (2,470,051)    (2,470,051)
                                             --------------   -------    -----------    -------- -------- -----------   ------------
Balance at December 31, 1998                   1,179,323      $ 300       580,455        46,000      (46) (3,526,995)    (2,946,286)
                                             ==============   =======    ===========    ======== ======== ===========   ============

See accompanying notes to consolidated financial statements.

                                     CONVERGENCE.COM CORPORATION AND SUBSIDIARY
                                       Consolidated Statements of Cash Flows
                                       Years ended December 31, 1998 and 1997

                                                                                      1998                1997
                                                                                 ---------------     ----------------
Cash flows from operating activities:
    Net loss                                                                   $     (2,470,051)            (441,798)
    Adjustments to reconcile net loss to net cash
       used in operating activities:
          Depreciation and amortization                                                 278,619               61,921
          Provision for doubtful accounts                                                30,853               23,784
          Change in operating assets and liabilities:
            Accounts receivable                                                        (462,951)            (297,139)
            Other current assets                                                        (18,614)                   -
            Accounts payable                                                            578,815              (16,045)
            Accrued professional expenses                                               177,894               20,000
            Accrued litigation settlement                                               120,000                    -
            Accrued stock-based compensation expense                                    247,641                    -
            Other current liabilities                                                    12,701                8,890
                                                                                 ---------------     ----------------
                   Net cash used in operating activities                             (1,505,093)            (640,387)
                                                                                 ---------------     ----------------
Cash flows from investing activities:
    Purchase of property and equipment                                                 (779,453)            (255,108)
    (Issuance of) payments on notes receivable, net                                     (35,912)               7,354
    Change in other assets                                                               43,402             (104,690)
                                                                                 ---------------     ----------------
                   Net cash used in investing activities                               (771,963)            (352,444)
                                                                                 ---------------     ----------------
Cash flows from financing activities:
    Principal payments of capital lease obligations                                     (17,854)                   -
    Proceeds from issuance of convertible debt                                                -              159,990
    Proceeds from issuance of Series A convertible preferred
        stock with attached warrants                                                  1,871,120              860,000
    Proceeds from issuance of Class A senior convertible stock                        4,950,472                    -
                                                                                 ---------------     ----------------
                   Net cash provided by financing activities                          6,803,738            1,019,990
                                                                                 ---------------     ----------------
                   Net increase in cash and cash equivalents                          4,526,682               27,159
Cash and cash equivalents at beginning of year                                           51,874               24,715
                                                                                 ---------------     ----------------
Cash and cash equivalents at end of year                                       $      4,578,556               51,874
                                                                                 ===============     ================


Supplemental disclosure of cash paid during the year for interest              $         13,573                8,890
                                                                                 ===============     ================
Supplemental disclosures of noncash financing activities:
    Accretion of Series A convertible preferred stock to
       redemption value                                                        $        439,473               48,190
                                                                                 ===============     ================

    Accretion of Class A senior convertible stock to
       redemption value                                                        $          6,566                    -
                                                                                 ===============     ================

    Property and equipment acquired under capital lease                        $        126,916                    -
                                                                                 ===============     ================
    Conversion of convertible debt into Series A convertible
       preferred stock                                                         $              -              159,990
                                                                                 ===============     ================

See accompanying notes to consolidated financial statements.

                   CONVERGENCE.COM CORPORATION AND SUBSIDIARY

                   Notes to Consolidated Financial Statements

                           December 31, 1998 and 1997


(1)    Business and Summary of Significant Accounting Policies

     (a)  Business

          Convergence.com Corporation and subsidiary (the "Company"), a Georgia corporation, is a provider of high-speed Internet access installation, service, and support to broadband network operators in the United States. The Company began operations in 1994.

          The Company has an accumulated deficit as of December 31, 1998 as a result of efforts to establish and market its business model and product offerings, build its presence in new markets, and develop subscribers in those markets. It expects to continue to focus on increasing its subscriber base, which will cause its cost of revenues, selling, general and administrative expenses, and capital expenditures to increase. There can be no assurance, however, that growth in the Company's revenues or subscriber base will continue or that the Company will be able to achieve profitability or positive cash flows.

     (b)  Basis of Presentation

          The consolidated financial statements include the financial statements of Convergence.com Corporation and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

          Stockholders' equity (deficit), shares, and per share amounts for all periods presented have been adjusted for a 4.4619 for one stock split effected in the form of a stock dividend on September 8, 1997.

          The accompanying financial statements as of and for the year ended December 31, 1997 have been restated to: (i) use a volatility factor of 0% (minimum value method) to determine the relative fair values of the Series A convertible preferred stock and attached warrants issued in 1997, which decreased the accretion of the Series A convertible preferred stock by $64,934 for the year ended December 31, 1997; and
          (ii) eliminate the provision for income taxes, which decreased the net loss by $75,000 for the year ended December 31, 1997.

     (c)  Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

     (d)  Revenue Recognition

          Product sales represent hardware sold to service and nonservice customers. Revenues from product sales are recognized when products are shipped. Internet service is billed monthly on a per subscriber basis. Consulting services include system design, diagnostics, and other sundry solution engagements. Revenues from Internet and consulting services are recognized as services are rendered.

     (e)  Cash Equivalents

          The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

     (f)  Property and Equipment

          Property and equipment are stated at cost. Depreciation expense is computed using the straight line method over the estimated useful lives (three years for computer equipment, three to five years for office equipment, and seven years for furniture and fixtures) of the related assets. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the asset.

     (g)  Income Taxes

          The Company filed its Federal income taxes as an S corporation, whereby the income or loss would flow through to each of the individual shareholders, from the time of its inception to September 22, 1997, when the Company issued convertible preferred stock changing its tax status to a C corporation (the "Conversion").

          Subsequent to the Conversion, income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.


     (h)  Impairment of Long-Lived  Assets and Long-Lived  Assets to Be Disposed
          Of

          The Company accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. This Statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

     (i)  Comprehensive Income

          On January 1, 1998, the Company adopted Statement of Financial Accounting Standards No.-130 ("SFAS No. 130"), Reporting Comprehensive Income. SFAS No. 130 establishes standards for reporting and presentation of comprehensive income and its components in a full set of financial statements. No statements of comprehensive income (loss) have been included in the accompanying consolidated financial statements since comprehensive loss and net loss presented in the accompanying consolidated statements of operations would be the same.

     (j)  Net Loss Per Share of Common Stock

          On December 31, 1997, the Company adopted Statement of Financial Accounting Standards No.-128, Earnings Per Share, which prescribes the calculation methodology and financial reporting requirements for basic and diluted earnings (loss) per share. Basic earnings (loss) per common share available to common stockholders are based on the weighted-average number of common shares outstanding. Diluted earnings
          (loss) per common share available to common stockholders are based on the weighted-average number of common shares outstanding and dilutive potential common shares, such as dilutive stock options. The computation of potential common shares was antidilutive for the years ended December 31, 1998 and 1997; therefore, the amounts reported for basic and diluted are the same. Securities that could have a dilutive effect on basic earnings per share in the future that were not included in diluted earnings per share because of their antidilutive effect in 1998 are 366,930 common stock purchase warrants, 300,000 shares of Series A redeemable convertible preferred stock and 148,426 shares of Class A redeemable senior convertible stock. In 1997, 102,888 common stock purchase warrants and 102,888 shares of Series A redeemable convertible preferred stock were not included in diluted earnings per share because they were antidilutive.

     (k)  Industry Segment

          On January 1, 1998, the Company adopted Statement of Financial Accounting Standards No.-131, Disclosures About Segments of an Enterprise and Related Information. The Company operates and manages its business in one segment, that being a company that provides high-speed Internet access installation, service, and support to broad band network operators.

     (l)  Stock Based Compensation

          The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, in accounting for fixed stock awards. As such, compensation expense would generally be recorded only if the current market price of the underlying stock on the date of grant exceeded the exercise price.

     (m)  Financial Instruments

          The carrying value of the Company's cash and cash equivalents, accounts receivable, notes receivable, accounts payable, and accrued professional expenses approximate fair value due to the short-term nature of these assets and liabilities.


(2)  Leases

     During 1998, the Company entered into various capital leases for office equipment and furniture and fixtures that expire in 2003. At December 31, 1998, the gross amount of office equipment and furniture and fixtures recorded under capital leases was $126,916. The related accumulated amortization was $23,268. Amortization of assets held under capital leases is included with depreciation expense.

     The Company also has one noncancelable operating lease for the use of a building, which expires in 2004. This lease requires the Company to pay all executory costs such as taxes, maintenance, and insurance. Rental expense for the operating lease during 1998 and 1997 was $133,088 and $12,174, respectively.


     Future minimum lease payments under the noncancelable operating lease and future minimum capital lease payments as of December 31, 1998 are as follows:


                                                                               Capital            Operating
                                                                               leases               lease
                                                                            --------------     ----------------

        Year ending December 31,

                 1999                                                    $         36,154            137,080
                 2000                                                              36,154            141,193
                 2001                                                              36,154            145,428
                 2002                                                              36,154            149,791
                 2003                                                               4,327            154,285
                 Thereafter                                                             -            158,913
                                                                            --------------     ----------------

                 Total minimum lease payments                                     148,943            886,690
                                                                                               ================

        Less amount representing interest (at
            the rate of 12.3%)                                                     39,881
                                                                            --------------
                 Present value of net minimum
                    capital lease payments                                        109,062

        Less current installments of
            obligations under capital leases                                       21,903
                                                                            --------------

                 Obligations under capital leases,
                    excluding current installments                       $         87,159
                                                                            ==============

(3)  Income Taxes

     A reconciliation of the expected income tax benefit at the U.S. Federal income tax rate of 34% to actual income tax benefit for the years ended December 31, 1998 and 1997 is as follows:

                                                                                            1998               1997
                                                                                        --------------     -------------
          Computed "expected" income tax benefit                                     $     (839,817)          (150,211)
          Increase (reduction) in income taxes resulting from:
              Increase in the valuation allowance for deferred tax assets                   971,276            160,875
              State income taxes, net of Federal income tax effect                          (96,886)           (15,197)
              Loss of NOL attributable to S corporation period                                    -             56,085
              Other, net                                                                    (34,573)           (51,552)
                                                                                        --------------     -------------
                                                                                     $            -                  -
                                                                                        ==============     =============

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 1998 and 1997 are as follows:

                                                                                            1998               1997
                                                                                        --------------     -------------
          Deferred tax assets:
              Accounts receivable principally due to allowance for
                doubtful accounts                                                    $       119,545           104,713
              Net operating loss carryforwards                                             1,029,602           241,364
              Accrued compensation                                                            98,390                 -
              Property and equipment, principally due to differences
                in depreciation and amortization                                              47,873            32,476
                                                                                        --------------     -------------
                     Total gross deferred tax assets                                       1,295,410           378,553

              Less valuation allowance                                                    (1,132,151)         (160,875)
                                                                                        --------------     -------------
                     Net deferred tax assets                                                 163,259           217,678

          Deferred tax liability - change in accounting method for
              income tax reporting                                                          (163,259)         (217,678)
                                                                                        --------------     -------------

                     Net deferred tax assets                                         $             -                 -
                                                                                        ==============     =============

The valuation allowance for deferred tax assets as of January 1, 1998 and 1997 was $160,875 and $-0-, respectively. The increase in the valuation allowance for the years ended December 31, 1998 and 1997 was $971,276 and $160,875, respectively. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. The
Company continually reviews the adequacy of the valuation allowance and recognizes these benefits as reassessment indicates that it is more likely than not that the benefits will be realized.

At December 31, 1998, the Company had net operating loss carryforwards for Federal income tax purposes of $2,591,000 which are available to offset future Federal taxable income, if any, through 2018.


(4)  Related Party Transactions

     Included in other current assets at December 31, 1998 are advances to employees for moving expenses of $9,650, net of a reserve of $7,500.

     At December 31, 1998, notes receivable of $65,719 include notes from two officers of the Company and a note from a former officer of the Company. At December 31, 1997, a note receivable of $29,807 was due from a former officer of the Company. The two notes from the officers of the Company are due in 1999 and bear interest of 8%. The former officer's note is payable in monthly installments of approximately $978 and is scheduled to mature in November 2001, bearing interest at 10.5%. No interest income has been recognized on these notes.

     In 1997, 25,000 shares of Series A convertible preferred stock with attached warrants were sold to employees of a major customer for $250,000 and 7,858 shares were sold to relatives of a Company officer for $78,580.

     In 1998 and 1997, the Company had sales to a related cable company of approximately $1,953,000 and $453,000, respectively, representing 73% and 41% of the Company's total revenue. At December 31, 1998 and 1997, the outstanding receivable balance due from this related cable company was $452,000 and $207,000, respectively.


(5)  Convertible Preferred Stock

     Convertible preferred stockholders have numerous rights and privileges, including but not limited to, those disclosed herein.

     On September 8, 1997, the Company authorized 500,000 shares of Series A convertible preferred stock and 500,000 shares of Series A-1 convertible preferred stock. The rights and privileges of Series A and Series A-1 are substantially the same. Series A convertible preferred stockholders are entitled to dividends when and if declared by the Board of Directors. The Series A convertible preferred stock is redeemable at a redemption price of $30 per share upon demand of the individual holders of such preferred stock on or after July 31, 2005 and on or prior to July 31, 2007 (the "Redemption") if the Company has not effected a qualified initial public offering ("IPO"). A qualified IPO means an offering of securities of the Company that is registered under the Securities Act of 1933, as amended, and that yields gross proceeds of at least $7.5 million. The Redemption will be effected through a payment in cash within 12 months of the date of delivery of a written notice from the requisite holder. The redemption notice and all redemption rights shall terminate if the Company effects a qualified IPO during such 12-month period.

     During 1997, the Company issued 102,888 shares of Series A convertible preferred stock with attached warrants for cash of $860,000 and converted debt of $159,990 plus accrued interest of $8,890. During 1998, the Company issued 197,112 shares of Series A convertible preferred stock with attached warrants for cash of $1,871,120, net of issuance costs of $100,000.

     The Series A convertible preferred stock was issued pursuant to exemptions from registration under applicable federal and state securities laws. The transfer of the shares of Series A convertible preferred stock and common stock issued upon conversion or exercise of the Series A convertible preferred stock and warrants will be restricted unless exemptions from such registration are applicable or unless such shares are registered pursuant to applicable federal and state securities laws.

     Each share of Series A convertible preferred stock is initially convertible into one share of common stock at a conversion price of $10. The conversion price is adjustable upon the issuance of common stock or convertible securities at a price less than the then existing conversion price. The Series A convertible preferred stock automatically converts into common stock of the Company at the then applicable conversion rate at the earlier of (i) the closing of a qualified IPO or (ii) the affirmative vote of the holders of at least two-thirds of the Series A convertible preferred stock. Each warrant issued attached to Series A convertible preferred stock can be required by the Company to be exercised (or, if not exercised, will expire) upon the closing of a qualified IPO.

     Holders of the Series A convertible preferred stock have no voting rights. However, the holders of the Series A convertible preferred stock, as a class, are entitled to elect one director. In addition, changes in the rights of the Series A convertible preferred stock, the sale or merger of the Company and a sale of substantially all of the assets of the Company require consent of holders of 50% of the outstanding shares of Series A convertible preferred stock.

     The shares of Series A convertible preferred stock are being accreted to their $30 redemption price using the effective interest method over the period to the earliest redemption date.

The Series A convertible preferred stock activity for the years ended December 31, 1998 and 1997 is as follows:

                                                                                        Series A convertible
                                                                                           preferred stock
                                                                                 ------------------------------------
                                                                                     Shares              Amount
                                                                                 ----------------    ----------------
        Balance at December 31, 1996                                                        -     $             -
        Issuance of Series A convertible preferred stock                              102,888             931,040
        Accretion of Series A convertible preferred stock                                   -              48,190
                                                                                 ----------------    ----------------
        Balance at December 31, 1997                                                  102,888             979,230
        Issuance of Series A convertible preferred stock net
            of issuance costs                                                         197,112           1,683,679
        Accretion of Series A convertible preferred stock                                   -             439,473
                                                                                 ----------------    ----------------

        Balance at December 31, 1998                                                  300,000     $     3,102,382
                                                                                 ================    ================

(6)  Senior Convertible Stock

     Senior convertible stockholders have numerous rights and privileges, including but not limited to, those disclosed herein.

     In December 1998, the Company authorized 2,009,700 shares of senior convertible stock, of which 504,850 shares were designated Class A senior convertible stock and 504,850 shares were designated Class A-1 senior convertible stock. The remaining shares were not designated.

     The senior convertible stock may be issued from time to time by the Board of Directors as shares of one or more series. The description of shares of each series of senior stock, including any preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption shall be as set forth in resolutions adopted by the Board of Directors, subject to certain limitations prescribed by law.

     During 1998, the Company issued 148,426 shares of Class A senior convertible stock for cash of $4,950,472, net of issuance costs of $50,000. In addition, the Company and purchaser (the "Purchaser") of the Class A senior convertible stock entered into a reseller agreement, whereas the Purchaser can earn a maximum of 208,000 additional shares of Class A senior convertible stock based upon sales performance under the agreement. As of December 31 1998, no additional shares were earned by the Purchaser.

     The rights and privileges of Class A senior convertible stock and Class A-1 senior convertible stock are substantially the same. The Class A senior convertible stockholders are entitled to dividends when and if declared by the board of directors. No dividends shall be declared on common stock, the Series-A and Series A-1 convertible preferred stock, unless equal dividends, on an as-if-converted basis, are declared on the Class A senior convertible stock. The Class A senior convertible stock is redeemable at a redemption price of $33.69 per share, as adjusted for any combinations, consolidations, stock distributions or stock dividends with respect to such shares, upon demand of the individual holders of such Class A senior convertible stock on or after July 31, 2005 and on or prior to July 31, 2007 (the "Senior Redemption") if the Company has not effected a qualified IPO. The Senior Redemption will be effected through a payment in cash within 12 months of the date of delivery of a written notice from the requisite holder. The redemption notice and all redemption rights shall terminate if the Company effects a qualified IPO during such 12-month period.

     The Class A senior convertible stock was issued pursuant to exemptions from registration under applicable federal and state securities laws. The transfer of the shares of Class A senior convertible stock and common stock issued upon conversion will be restricted unless exemptions from such registration are applicable or unless such shares are registered pursuant to applicable federal and state securities laws.

     Each share of Class A senior convertible stock is initially convertible into one share of common stock at a conversion price of $33.69. The conversion price is adjustable upon the issuance of common stock or convertible securities at a price less than the then existing conversion price. The Class A senior convertible stock automatically converts into common stock of the Company at the then applicable conversion rate upon the closing of a qualified IPO.

     In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Series A convertible preferred stock and Class A senior convertible stock are entitled to receive their original purchase prices adjusted for stock splits. If the net assets are insufficient to permit full payment of these liquidation preferences, the net assets shall be distributed to Series A convertible preferred stock and Class A senior convertible stock on a pro-rata basis. After the liquidation preferences of the Series A convertible preferred stock and Class A senior convertible stock are satisfied, the holders of common stock are entitled to receive an amount equal to the per share book value for each share of common stock then held. After these liquidation preferences are satisfied, the remaining net assets of the Company, if any, are to be distributed pro-rata among holders of the common stock, Series A convertible preferred stock, and Class A senior convertible stock on an as-if-converted basis.

     Holders of the Class A senior convertible stock have no voting rights. However, the holders of the Class A senior convertible stock, as a class, are entitled to elect one director. In addition, changes in the rights of the Class A senior convertible stock, the sale or merger of the Company and a sale of substantially all of the assets of the Company require consent of holders of 50% of the outstanding shares of Class A senior convertible stock.

     The shares of Class A senior convertible stock are being accreted to their $33.69 redemption price using the effective interest method over the period to the earliest redemption date.


(7)  Warrants

     Warrants were issued in connection with the sale of the Series A convertible preferred stock in 1997 and 1998. For each outstanding share of Series A convertible preferred stock, a warrant was issued to buy one share of common stock at an exercise price of $10.00. Each warrant will become exercisable upon the earlier of (i) two years from the date of issuance or
     (ii) the closing of a qualified IPO. Each warrant expires seven years from the date of issuance. The warrants were detached from the Series A convertible preferred stock at their pro rata share of the proceeds based on the relative fair value of the stock and warrants determined on the date of grant.

     In 1998, the Company issued 26,772 and 40,158 warrants with exercise prices of $.75 per common share and $10.00 per common share, respectively, to an employee in fulfillment of an employment agreement entered into in 1995. As of December 31, 1998, 53,544 of these warrants are vested and exercisable. The remaining 13,386 warrants are scheduled to vest on December 31, 1999 but will vest immediately upon a change in ownership or sale of the Company.


     The warrants expire on December 31, 2002. The Company recognized compensation expense of $247,641 in connection with the issuance of 26,772 of these warrants for the year ended December 31, 1998 as the exercise price was less than the fair value of the stock on the date of grant.

As of December 31, 1998, none of the above warrants had been exercised.


(8)  Concentrations of Credit Risk

     (a)  Financial Instruments

          Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents. The Company maintains all of its cash and cash equivalents with a single financial institution.

     (b)  Major Customers

          Revenue related to two customers represented 83% of total revenue in 1998. For 1997, revenue related to three customers represented 61% of total revenue.


(9)  Lawsuit Settlement

     During 1998, the Company recorded a charge of $120,000 related to the settlement of a lawsuit filed against the Company in October 1997, claiming breach of contract. Payment was made subsequent to December 31, 1998.


(10) Subsequent Event

     On May 15, 1999, the Company entered into an Agreement and Plan of Merger with C-COR Electronics, Inc., whereby the Company would be acquired by C-COR Electronics, Inc. under a transaction to be accounted for by the pooling-of-interests method. C-COR Electronics, Inc. would be the surviving company in the merger.

                   CONVERGENCE.COM CORPORATION AND SUBSIDIARY

                  Consolidated Financial Statements (unaudited)

                                 March 31, 1999


                   Convergence.com Corporation and Subsidiary
                     Consolidated Balance Sheet (unaudited)
                                 March 31, 1999

Assets
-----------------------------------------------------------------------
Current assets:
    Cash and cash equivalents                              $ 3,863,253
    Accounts receivable                                      1,219,560
    Notes receivable, current                                   54,473
    Inventory                                                  274,055
    Other current assets                                        33,424
                                                            -----------
         Total current assets                                5,444,765

Property, plant and equipment, net                           1,169,938
Other long-term assets                                         116,181
                                                            -----------
         Total assets                                      $ 6,730,884
                                                            ===========
Liabilities and Stockholders' Deficit
-----------------------------------------------------------------------
Current liabilities:
    Accounts payable                                       $ 1,368,053
    Accrued professional expenses                              210,000
    Accrued litigation settlement                              120,000
    Accrued stock-based compensation expense                   247,641
    Current portion of capital lease                            21,903
    Other current liabilities                                   35,582
                                                            -----------
         Total current liabilities                           2,003,179

Long-term portion of capital lease                              87,159
                                                            -----------
         Total liabilities                                   2,090,338

Series A redeemable convertible preferred stock              3,247,841
Class A redeemable senior convertible stock                  4,977,006

Stockholders' deficit:
    Common stock                                                   300
    Additional paid-in capital                                 580,455
    Treasury stock                                                 (46)
    Accumulated deficit                                     (4,165,010)
                                                            -----------
         Total stockholders' deficit                        (3,584,301)
                                                            -----------
         Total Liabilities and Stockholders' Deficit       $ 6,730,884
                                                            ===========

                   Convergence.com Corporation and Subsidiary
                Consolidated Statements of Operations (unaudited)
                   Three months ended March 31, 1999 and 1998

                                                               1999                   1998
                                                            ------------          ------------
Net sales                                                   $ 1,773,485            $   215,178

Costs and expenses
    Cost of sales                                             1,184,617                304,198
    Selling, general and administrative expenses              1,109,872                478,546
    Interest income                                             (48,416)                (6,634)
                                                        ----------------       ----------------
                                                              2,246,073                776,110
                                                        ----------------       ----------------

Loss from operations before income taxes                       (472,588)              (560,932)

Income taxes                                                          -                      -
                                                        ----------------       ----------------

Net loss                                                       (472,588)              (560,932)

Accretion of discount on convertible stock                     (165,427)               (48,190)
                                                        ----------------       ----------------

Net loss attributable to common stock                        $ (638,015)            $ (609,122)
                                                        ================       ================

Net loss per common share:
    Basic                                                       $ (0.56)               $ (0.54)
    Diluted                                                     $ (0.56)               $ (0.54)

Weighted share outstanding:
    Basic                                                     1,133,323              1,133,323
    Diluted                                                   1,133,323              1,133,323


                   Convergence.com Corporation and Subsidiary
                      Consolidated Statements of Cash Flows
                   Three months ended March 31, 1999 and 1998


                                                                                1999                  1998
                                                                             ------------        ------------
Cash flows from operating activities:
             Net loss                                                         $ (472,588)         $ (609,122)
             Depreciation & Amortization                                          90,359              50,000

             Change in operating assets and liabilities:
             Accounts receivable                                                (452,370)            160,658
             Inventory                                                          (274,055)                  -
             Other current assets                                                (14,810)                  -
             Accounts payable                                                    769,666             193,599
             Accrued expenses                                                          -               8,388
             Other current liabilities                                            20,485              13,722
                                                                             ------------        ------------
               Net cash used in operating activities                            (333,313)           (182,755)


Cash flows from investing activities:
             Purchase of property, plant and equipment                          (388,671)           (387,740)
             Payments (issuance) of notes receivable                               6,781            (140,212)
             Change in other assets                                                 (100)            143,539
                                                                             ------------        ------------
               Net cash used in investing activities                            (381,990)           (384,413)

Cash flow from financing activities:
             Proceeds from issuance of convertible preferred stock                     -           2,003,190
                                                                             ------------        ------------
               Net cash provided by financing activities                               -           2,003,190

               Net (decrease) increase in cash and cash equivalents             (715,303)          1,436,022
                                                                             ------------        ------------
Cash and cash equivalents at beginning of the three-month period               4,578,556              51,874

Cash and cash equivalents at the end of the three-month period               $ 3,863,253         & 1,487,896
                                                                             ============        ============

Supplemental disclosures of noncash financing activities:
    Accretion of Series A convertible preferred stock to
       redemption value                                                      $   145,459         $    48,190
                                                                             ============        ============

    Accretion of Class A senior convertible stock to
       redemption value                                                      $    19,698         $         -
                                                                             ============        ============


                    UNAUDITED PRO FORMA FINANCIAL INFORMATION

On July 9, 1999, the Registrant consummated its acquisition of Convergence.com Corporation ("Convergence") pursuant to an Agreement and Plan of Merger dated as of May 15, 1999 among the Registrant, Convergence and C-COR Acquisition Corp., a wholly owned subsidiary of the Registrant, under which Convergence became a wholly owned subsidiary of the Registrant (the "Merger").

The following Pro Forma Combined Condensed Financial Statements (unaudited) (the "Pro Forma Financial Statements") of the Registrant are based on historical consolidated financial statements of the Registrant, as adjusted to give effect to the Merger under the pooling-of-interests method of accounting and based upon the assumptions and adjustments as described in the notes to the Pro Forma Financial Statements below. This information is being provided pursuant to an amendment to the initial Form 8-K filed with respect to the Merger. The Pro Forma Combined Condensed Statement of Operations (unaudited) gives effect to the Merger as if it had occurred as of the beginning of each of the fiscal years presented. The Pro Forma Condensed Combined Balance Sheet (unaudited) gives effect to the Merger as if it had occurred as of March 26,1999.

The pro forma adjustments are based upon available information and upon certain assumptions that the Registrant believes are reasonable under the circumstances. The Pro Forma Financial Statements and accompanying notes should be read in conjunction with the historical consolidated financial statements of the Registrant, which have been filed with the Registrant's reports on Forms 10-K and 10-Q, and of Convergence, which are included herein, each including the notes thereto and other financial information pertaining to the Registrant. The Pro Forma Financial Statements do not purport to represent what the Registrant's actual results of operations or actual financial position would have been if the Merger had, in fact, occurred on such dates or to project the Registrant's results of operations or financial position for any future period or date. The Pro Forma Financial Statements do not give effect to any transactions other than the Merger as discussed in the notes hereto.


                                 C-COR.net Corp.
                   PRO FORMA COMBINED CONDENSED BALANCE SHEETS (UNAUDITED)
                                 March 26, 1999
                                                                                                  Consummated
                                                    Registrant   Convergence       Pro Forma       Pro Forma
ASSETS                                              Historical   Historical       Adjustments       Combined
--------------------------------------------------------------------------------------------------------------
                                                                          (000's omitted)

CURRENT ASSETS
Cash and cash equivalents                              $    954       $ 3,863       $     -          $  4,817
Accounts receivable                                      22,950         1,274             -            24,224
Inventories                                              20,745           274             -            21,019
Deferred taxes                                            3,818             -           727 (4d)        4,545
Other current assets                                      3,104            34             -             3,138
                                                       ---------      --------      --------         ---------
TOTAL CURRENT ASSETS                                     51,571         5,445           727            57,743

PROPERTY, PLANT, AND EQUIPMENT, NET                      25,508         1,170             -            26,678
INVESTMENT                                                5,000             -        (5,000)(4a)            -
OTHER LONG-TERM ASSETS                                    3,562           116             -             3,678
                                                       ---------      --------      --------         ---------
TOTAL ASSETS                                           $ 85,641       $ 6,731       $(4,273)         $ 88,099
                                                       =========      ========      ========         =========

LIABILITIES AND SHAREHOLDERS' EQUITY
--------------------------------------------------------------------------------------------------------------
CURRENT LIABILITIES
Accounts payable and accrued liabilities               $ 22,310       $ 1,982       $     -          $ 24,292
Current portion of long-term debt                           758            22             -               780
                                                       ---------      --------      --------         ---------
TOTAL CURRENT LIABILITIES                                23,068         2,004             -            25,072

LONG-TERM DEBT, less current portion                      3,822            87             -             3,909
OTHER LONG-TERM LIABILITIES                               2,832             -             -             2,832
                                                       ---------      --------      --------         ---------
TOTAL LIABILITIES                                        29,722         2,091             -            31,813


Convertible preferred stock                                   -         3,248        (3,248)(4c,b)          -
Redeemable senior convertible stock                           -         4,977        (4,977)(4a,b)          -


SHAREHOLDERS' EQUITY (DEFICIT)
Common Stock                                                972             -           143 (4c)        1,115
Additional paid-in capital                               20,787           580         2,422 (4a,c)     23,789
Retained earnings (deficit)                              41,249        (4,165)        1,387 (4b,d)     38,471
Accumulated other comprehensive loss                       (109)            -             -              (109)
Treasury stock                                           (6,980)            -             -            (6,980)
                                                       ---------      --------      --------         ---------
TOTAL SHAREHOLDERS' EQUITY (DEFICIT)                     55,919        (3,585)        3,952            56,286
                                                       ---------      --------      --------         ---------
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY               $ 85,641       $ 6,731       $(4,273)         $ 88,099
                                                       =========      ========      ========         =========

 See notes to pro forma combined condensed financial statements.

                                 C-COR.net Corp.
        PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
                 For the thirty-nine weeks ended March 26, 1999

                                                                                                   Consummated
                                                   Registrant      Convergence    Pro Forma         Pro Forma
                                                   Historical       Historical    Adjustments       Combined
                                                   -----------     -----------    ----------        ----------
                                                             (000's omitted, except per share data)
 NET SALES                                          $  114,207     $    3,889     $        -        $  118,096
                                                    -----------    -----------    -----------       -----------

 Costs and expenses                                    104,897          5,645              -           110,542
 Interest expense                                          172              8              -               180
 Other expense (income)                                    (50)           (75)             -              (125)
                                                    -----------    -----------    -----------       -----------
                                                       105,019          5,578              -           110,597
                                                    -----------    -----------    -----------       -----------
 INCOME (LOSS) FROM
  CONTINUING OPERATIONS
  BEFORE INCOME TAXES                                    9,188         (1,689)             -             7,499

 INCOME TAX EXPENSE                                      3,120              -              -             3,120
                                                    -----------    -----------    -----------       -----------
 INCOME (LOSS) FROM
  CONTINUING OPERATIONS                                  6,068         (1,689)             -             4,379

 DISCONTINUED OPERATIONS:
  Gain on disposal of
   discontinued business
   segment, net of tax                                     304              -              -               304
                                                    -----------    -----------    -----------       -----------

 NET INCOME (LOSS)                                  $    6,372     $   (1,689)    $        -        $    4,683
                                                    ===========    ===========    ===========       ===========

 NET INCOME (LOSS) PER SHARE - (BASIC):
   Continuing operations                            $    0.67                                       $     0.41
   Discontinued operations                               0.03                                             0.03
                                                    -----------                                     -----------
 NET INCOME (LOSS) PER SHARE                        $    0.70                                       $     0.44
                                                    ===========                                     ===========

 NET INCOME (LOSS) PER SHARE - (DILUTED):
   Continuing operations                            $    0.65                                       $     0.40
   Discontinued operations                               0.03                                             0.03
                                                    -----------                                     -----------
 NET INCOME (LOSS) PER SHARE                        $    0.68                                       $     0.43
                                                    ===========                                     ===========

Weighted average common shares and common share equivalents

  Basic                                                  9,128                                          10,561
  Diluted                                                9,383                                          10,948

 See notes to pro forma combined condensed financial statements.

                                 C-COR.net Corp.
        PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
                    For the Fiscal Year ended June 26, 1998

                                                                                                 Consummated
                                              Registrant      Convergence    Pro Forma             Pro Forma
                                              Historical       Historical   Adjustments            Combined
                                              -----------     -----------    ----------            ----------
                                                           (000's omitted, except per share data)
 NET SALES                                     $  152,144     $    1,154     $        -            $  153,298
                                               -----------    -----------    -----------           -----------

 Costs and expenses                               140,036          2,848              -               142,884
 Provision for restructuring                          625              -              -                   625
 Interest expense                                     335             14              -                   349
 Other expense (income)                               384            (22)             -                   362
                                               -----------    -----------    -----------           -----------
                                                  141,380          2,840              -               144,220
                                               -----------    -----------    -----------           -----------
 INCOME (LOSS) FROM
  CONTINUING OPERATIONS
  BEFORE INCOME TAXES                              10,764         (1,686)             -                 9,078

 INCOME TAX EXPENSE(BENEFIT)                        3,447              -           (590)(4d)            2,857
                                               -----------    -----------    -----------           -----------
 INCOME (LOSS) FROM
  CONTINUING OPERATIONS                             7,317         (1,686)           590                 6,221

 DISCONTINUED OPERATIONS:
  Gain on disposal of
   discontinued business
   segment, net of tax                                928              -              -                   928
                                               -----------    -----------    -----------           -----------

 NET INCOME (LOSS)                             $    8,245     $   (1,686)    $      590            $    7,149
                                               ===========    ===========    ===========           ===========

 NET INCOME (LOSS) PER SHARE - (BASIC):
   Continuing operations                       $    0.80                                           $    0.60
   Discontinued operations                          0.10                                                0.09
                                               -----------                                         -----------
 NET INCOME (LOSS) PER SHARE                   $    0.90                                           $    0.69
                                               ===========                                         ===========

 NET INCOME (LOSS) PER SHARE - (DILUTED):
   Continuing operations                       $    0.78                                           $    0.58
   Discontinued operations                          0.10                                                0.09
                                               -----------                                         -----------
 NET INCOME (LOSS) PER SHARE                   $    0.88                                           $    0.67
                                               ===========                                         ===========

Weighted average common shares and common share equivalents

  Basic                                            9,148                                               10,375
  Diluted                                          9,401                                               10,656


 See notes to pro forma combined condensed financial statements.

                                 C-COR.net Corp.
        PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
                    For the Fiscal Year ended June 27, 1997

                                                                  Convergence
                                                                   Historical                       Consummated
                                                  Registrant      December 31,   Pro Forma           Pro Forma
                                                  Historical          1997      Adjustments          Combined
                                                  -----------     -----------    ----------          ----------
                                                               (000's omitted, except per share data)
 NET SALES                                         $  131,941     $    1,104     $        -          $  133,045
                                                   -----------    -----------    -----------         -----------

 Costs and expenses                                   126,170          1,546                            127,716
 Interest expense                                         318              9              -                 327
 Other expense (income)                                  (250)            (9)             -                (259)
                                                   -----------    -----------    -----------         -----------
                                                      126,238          1,546              -             127,784
                                                   -----------    -----------    -----------         -----------
 INCOME (LOSS) FROM
  CONTINUING OPERATIONS
  BEFORE INCOME TAXES                                   5,703           (442)             -               5,261

 INCOME TAX EXPENSE(BENEFIT)                            1,446              -           (137)(4d)          1,309
                                                   -----------    -----------    -----------         -----------
 INCOME (LOSS) FROM
  CONTINUING OPERATIONS                                 4,257           (442)           137               3,952

 DISCONTINUED OPERATIONS:
  Loss on operations of
   discontinued business
   segment, net of tax                                 (6,605)             -              -              (6,605)
  Loss on disposal of
   discontinued business
   segment, net of tax                                 (3,830)             -              -              (3,830)
                                                   -----------    -----------    -----------         -----------

 NET INCOME (LOSS)                                 $   (6,178)    $     (442)    $      137          $   (6,483)
                                                   ===========    ===========    ===========         ===========

 NET INCOME (LOSS) PER SHARE - (BASIC):
   Continuing operations                           $    0.45                                         $    0.37
   Discontinued operations                             (1.10)                                            (0.98)
                                                   -----------                                       -----------
 NET INCOME (LOSS) PER SHARE                       $   (0.65)                                        $   (0.61)
                                                   ===========                                       ===========

 NET INCOME (LOSS) PER SHARE - (DILUTED):
   Continuing operations                           $    0.44                                         $    0.37
   Discontinued operations                             (1.08)                                            (0.97)
                                                   -----------                                       -----------
 NET INCOME (LOSS) PER SHARE                       $   (0.64)                                        $   (0.60)
                                                   ===========                                       ===========

Weighted average common shares and common share equivalents

  Basic                                                  9,504                                           10,662
  Diluted                                                9,638                                           10,803


 See notes to pro forma combined condensed financial statements.

                                 C-COR.net Corp.
           PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
                    For the Fiscal Year ended June 28, 1996

                                                           Convergence
                                                           Historical                  Consummated
                                           Registrant      December 31,   Pro Forma      Pro Forma
                                           Historical          1996      Adjustments     Combined
                                           -----------     -----------    ----------     ----------
                                                 (000's omitted, except per share data)
 NET SALES                                  $  139,539     $    1,093     $        -     $  140,632
                                            -----------    -----------    -----------    -----------

 Costs and expenses                            125,626          1,043                       126,669
 Interest expense                                  960              2              -            962
 Other expense (income)                           (341)            (4)             -           (345)
                                            -----------    -----------    -----------    -----------
                                               126,245          1,041              -        127,286
                                            -----------    -----------    -----------    -----------
 INCOME (LOSS) FROM
  CONTINUING OPERATIONS
  BEFORE INCOME TAXES                           13,294             52              -         13,346

 INCOME TAX EXPENSE                              4,280              -              -          4,280
                                            -----------    -----------    -----------    -----------
 INCOME (LOSS) FROM
  CONTINUING OPERATIONS                          9,014             52              -          9,066

 DISCONTINUED OPERATIONS:
  Loss on operations of
   discontinued business
   segment, net of tax                          (3,095)             -              -         (3,095)
                                            -----------    -----------    -----------    -----------

 NET INCOME (LOSS)                          $    5,919     $       52     $        -     $    5,971
                                            ===========    ===========    ===========    ===========

 NET INCOME (LOSS) PER SHARE - (BASIC):
   Continuing operations                    $    0.94                                    $    0.85
   Discontinued operations                      (0.32)                                       (0.29)
                                            -----------                                  -----------
 NET INCOME (LOSS) PER SHARE                $    0.62                                    $    0.56
                                            ===========                                  ===========

 NET INCOME (LOSS) PER SHARE - (DILUTED):
   Continuing operations                    $    0.91                                    $    0.82
   Discontinued operations                      (0.31)                                       (0.28)
                                            -----------                                  -----------
 NET INCOME (LOSS) PER SHARE                $    0.60                                    $    0.54
                                            ===========                                  ===========
Weighted average common shares and common share equivalents

  Basic                                          9,554                                       10,684
  Diluted                                        9,868                                       10,998


 See notes to pro forma combined condensed financial statements.

     Notes to Pro Forma Combined Condensed Financial Statements (Unaudited)


Note 1. Description of Transaction and Basis of Presentation

          The foregoing Pro Forma Combined Condensed Financial Statements (unaudited) are based on historical Consolidated Financial Statements of the Registrant and Convergence.com Corporation, giving effect to the Merger as though it had been consummated as of the beginning of each of the fiscal years presented, except for the Pro Forma Condensed Combined Balance Sheet (unaudited), which gives effect to the Merger as if it had occurred as of March 26,1999.

          The Pro Forma Combined Statements of Operations for the 39-week period ending March 26, 1999 and the 12-month period ending June 26, 1998, include results of operations of Convergence which conform to the Registrant's fiscal year end.

          The Pro Forma Combined Condensed Statements of Operations for fiscal years 1996 and 1997 include results of operations of Convergence for the 12-month period ended December 31, 1996 and December 31, 1997.

          These Pro Forma Combined Condensed Financial Statements (unaudited) are not necessarily indicative of the results of operations or financial position that actually would have occurred had the Merger been consummated on the dates indicated or of future results of operation.


Note 2. Accounting Policies and Financial Statement Classifications

          The Registrant is in the process of reviewing the accounting policies and financial statement classifications of the Registrant and Convergence. As a result of this review, it may be necessary to restate either of the parties financial statements to conform to those accounting policies and classifications that are determined to be most appropriate.

Note 3. Intercompany Transactions

          Intercompany transactions between the Registrant and Convergence have been eliminated.

Note 4.  Pro Forma Adjustments

     (a)  Prior  to  the  Merger,   the  Registrant   owned  148,426  shares  of
          Convergence's Class A Senior Convertible Stock and pursuant to the merger, these shares were cancelled. The investment and Class A Senior Convertible Stock accounts have been adjusted to reflect the assumed cancellation of these shares.

     (b) Retained earnings for the respective periods presented have been adjusted to eliminate the accretion of discount on Convergence Convertible Preferred Stock and Class A Senior Convertible Stock.

     (c) The shareholders' equity accounts have been adjusted to reflect the assumed conversion of all the Convergence Series A Convertible Preferred Stock to Convergence Common Stock. In addition, the adjustment to the shareholders' equity accounts assumes the issuance of 1,433,323 shares of the Registrants Common Stock, in exchange for all the issued and outstanding Convergence Common Stock (based on a one-to-one exchange ratio).

     (d) The valuation allowance for deferred taxes relating to net operating loss carryforwards and other deferred tax assets, net of deferred tax liabilities have been adjusted to reflect management's assessment that it is more likely than not that certain deferred tax assets will be realized.

Note 5. Pro Forma Earnings per Share

          The pro forma combined basic and diluted earnings per share for the respective periods presented is based upon the combined weighted average number of common shares of the Registrant and Convergence. The number of weighted average common shares is based on a one-to-one exchange ratio.

Note 6. Restructuring Charges and Future Cost Savings

          The Pro Forma Condensed Combined Statements of Operations do not reflect any restructuring costs related to the Merger. Management has not yet determined the amount of such costs; however, a restructuring charge may be required upon integration of the operations of the combined companies.

          The Pro Forma Condensed Combined Statements of Operations do not reflect any future cost savings that may result from the reduction of overhead expenses, changes in corporate infrastructure and the elimination of redundant expenses. Although the Registrant expects that cost savings will result from the Merger, there can be no assurance that cost savings will be achieved.

Note 7. Federal Income Tax Consequences of the Merger

          The Pro Forma Combined Condensed Financial Statements (unaudited) assume that the merger with Convergence qualifies as a tax-free reorganization for federal income tax purposes.

Exhibit 23.1

The Board of Directors
Convergence.com Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 2-95959, 33-27440, 33-35208, 33-66590 and 333-02505) on Form S-8 of
C-COR.net Corp. (formerly C-COR Electronics, Inc. and subsidiaries) of our report dated May 28, 1999, with respect to the consolidated balance sheets of Convergence.com Corporation and subsidiary as of December 31, 1998 and 1997, and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 1998, which report appears in the Form 8-K/A of C-COR.net Corp. (formerly C-COR Electronics, Inc. and subsidiaries) dated August 2, 1999.




/s/  KPMG LLP
-----------------------------
KPMG LLP

Atlanta, Georgia
August 2, 1999